UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2005

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

In May 2002, Shareholders approved the 2002 Incentive Compensation Plan (the “Plan”). Named Executive Officers (“NEOs”) participate in the Plan. The Plan allows for incentive compensation to be awarded based on periods longer than one year (the Long Term Incentive Plan, or “LTIP”). The previous LTIP measurement period was for 2002-2004 with the awards available to NEOs consisting of cash and stock options.

The Board of Directors established a new LTIP measurement period for 2005-2006. The awards available to NEOs consist of 50% cash (0-200% of target can be earned based on performance, with a payout of the full amount at the end of the two year performance period and 1/3 of the cash award deferred into stock units until the participant achieves his/her stock ownership requirement); 25% restricted stock units (0-200% of target can be earned based on performance, with service-based vesting for 3 years beyond the end of each respective performance period - i.e., 2005 award vests on December 31, 2008; 2006 award vests on December 31, 2009); and 25% stock options (fair market value grant vesting over 4 years with a 7 year term).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:	Bret A. Conklin
Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: March 14, 2005

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